Exhibit 16.1

April 14, 2014

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Audit • Tax • Advisory Grant Thornton LLP 18400 Von Karman Avenue, Suite 900 Irvine, CA 92612-0525 T 949.553.1600 F 949.553.0168 www.GrantThornton.com

Re:                 DTS, INC.

File No. 000-50335

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of DTS, INC. dated April 14, 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd